UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 9, 2009

Landry's Restaurants, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-22150	76-0405386
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1510 West Loop South, Houston, Texas		77027
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-850-1010

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On September 9, 2009, Landry’s Restaurants, Inc., the "Company", announced that on August 14, 2009, its Board of Directors appointed a special committee ("Special Committee") comprised solely of independent directors of the Company and authorized the Special Committee to review strategic alternatives for the Company, including a possible sale of the Company. The Special Committee has retained independent legal advisors and engaged Moelis & Company LLC as its financial advisor.

The Company further stated that on September 4, 2009, the Special Committee received a letter from Tilman J. Fertitta, Chairman, President and CEO, expressing his desire to enter into formal discussions with the Special Committee regarding a going-private transaction and a related tax-free spin-off of the Company’s wholly-owned subsidiary, Saltgrass, Inc. ("Saltgrass"). In the transaction, Mr. Fertitta would acquire all of the shares of the Company’s common stock that he does not currently own and the Company’s stockholders, including Mr. Fertitta, would receive shares of Saltgrass in exchange for their shares of the Company’s common stock. The stockholders other than Mr. Fertitta would receive a greater percentage of shares of Saltgrass than would Mr. Fertitta. It is expected that Saltgrass would be a reporting company under the Securities Exchange Act of 1934, as amended, and would be listed for trading on a national securities exchange as of the closing of the transaction. Mr. Fertitta further indicated that he would be willing to have approval of the transaction conditioned on the affirmative vote of the holders of a majority of the Company’s common stock not owned by him. Mr. Fertitta also noted as part of the transaction that he anticipated refinancing the Company's outstanding debt and Saltgrass would have stand-alone debt at an appropriate level with terms supportive of higher unit growth.

The Special Committee has informed Mr. Fertitta that it will not be prepared to make a recommendation regarding any transaction with him, if at all, unless and until such time that it has had the opportunity to explore alternative proposals and concludes that in its business judgment it believes that Mr. Fertitta’s proposal is superior to any other proposal.

There can be no assurance that any agreement on financial or other terms satisfactory to the Special Committee will be reached with Mr. Fertitta. Furthermore, there can be no assurance regarding the timing of or whether the Special Committee will elect to pursue any of the strategic alternatives it may consider, or that any such alternatives will result in changes to the Company's plans or will be consummated and there is no certainty that any strategic alternative will involve a transaction for shareholders at a share price equal to or above the current trading price of the Company's shares.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibit
99.1 Press Release dated September 9, 2009

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Landry's Restaurants, Inc.

September 9, 2009	By:	Steven L. Scheinthal

Name: Steven L. Scheinthal
Title: EVP & General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated September 9, 2009